UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 18, 2005
Date of Report (Date of earliest event reported)

TFM, S.A. de C.V. and
Grupo Transportación Ferroviaria Mexicana, S.A. de C.V.

(Exact Name of Registrant as Specified in Its Charter)

Mexico	333-08322	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Av. Periférico Sur No. 4829, 4to Piso
Col. Parques del Pedregal
14010 México, D.F.
México
(Address of Principal Executive Offices)

+ (5255) 5447-5836
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.03 Material Modification to Rights of Security Holders.
Item 8.01. Other Events.
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.
Registration Rights Agreement
Indenture
Supplemental Indenture
Press Release
Press Release

Item 1.01 Entry into a Material Definitive Agreement

Waiver and Amendment to Credit Agreement

     As of April 18, 2005, TFM S.A. de C.V. (the “Company”) entered into a first waiver and amendment to the credit agreement, dated as of April 18, 2005, with the several banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Waiver and Amendment”), in connection with the issuance of $460 million in aggregate principal amount of 9 3/8% Senior Notes due 2012 (the “Notes”) and a cash tender offer and concurrent consent solicitation for any and all outstanding $443,500,000 aggregate principal amount of its 11.75% Senior Discount Debentures due 2009 (the “2009 Debentures”) (as disclosed in the Form 8-K filed on April 19, 2005). The Waiver and Amendment is a waiver to and amendment of the credit agreement, dated as of June 24, 2004, among the Company, the several banks party thereto and JPMorgan Chase Bank, N.A. (the “Credit Agreement”). The Waiver and Amendment permits the Company to issue the Notes in a principal amount in excess of the principal amount of 2009 Debentures and to use the amount of proceeds from the private placement of the Notes in excess of the principal amount of the 2009 Debentures to pay accrued and unpaid interest on the 2009 Debentures repurchased or redeemed, pay the fees of the underwriter associated with the issuance of the Notes and the tender offer for the 2009 Debentures, pay the premium related to the tender offer and to pay certain other expenses relating to the tender offer and the issuance of the Notes. The Waiver and Amendment also amends the Credit Agreement to allow the Company to borrow up to $25 million from Kansas City Southern, its indirect parent company, on a fully subordinated basis.

Indenture

     As of April 19, 2005, the Company entered into an indenture (the “Indenture”), between the Company and The Bank of Nova Scotia Trust Company of New York, as trustee and paying agent, pursuant to which the Company issued the Notes. See the discussion below under Item 2.03 for a description of the material terms and conditions of the Indenture.

Registration Rights Agreement

     On April 19, 2005, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the placement agents engaged in the offering of the Notes (the “Placement Agents”). Pursuant to the terms of the Registration Rights Agreement, the Company agreed, for the benefit of the holders of the Notes, at the cost to the Company, to use its reasonable best efforts to:

(i)	file a registration statement with respect to a registered offer to exchange the Notes for new exchange notes having terms identical in all material respects to the Notes (except that the exchange notes will not contain transfer restrictions); and

(ii)	complete the registered exchange offer within 270 days after the closing date of the offering of the Notes of April 19, 2005.

     Promptly after the exchange registration statement has been declared effective, the Company will commence the registered exchange offer.

Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on such Note, from the date of its original issue. Under certain circumstances, the Company would be required to file a shelf registration statement covering resales of the Notes. If the Company does not complete the registered exchange offer or any required shelf registration statement is not declared effective, as required by the Registration Rights Agreement, additional interest will accrue on the Notes and exchange notes until such registration defaults have been cured.

     The above description of the Registration Rights Agreement is qualified in its entirety by reference to the terms of that agreement attached hereto as Exhibit 4.1.

Supplemental Indenture

     As of April 19, 2005, the Company entered into a second supplemental indenture with The Bank of New York, as trustee, and Deutsche Bank Luxembourg S.A., as paying agent (the “Supplemental Indenture”), relating to the 2009 Debentures. See the discussion below under Item 3.03 for a description of the terms and conditions of the Supplemental Indenture.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On April 13, 2005, the Company entered into a placement agreement (the “Placement Agreement”) with the Placement Agents, to purchase the Notes in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Under the Placement Agreement, the Notes are expected to be resold by the Placement Agents to qualified institutional buyers pursuant to Rule 144A under the Securities Act or to non-U.S. persons pursuant to Regulation S under the Securities Act. The Company is required to file an exchange offer registration statement pertaining to an exchange of the Notes pursuant to a Registration Rights Agreement. The aggregate net proceeds, after deducting commissions and expenses, received by the Company from the sale of the Notes were $449.6 million.

     The Notes are the Company’s unsecured and unsubordinated obligations and will rank equally with all of its current and future unsecured and unsubordinated indebtedness, and senior to all of its subordinated debt. The Notes effectively rank junior to all of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes are not guaranteed by any of the Company’s subsidiaries and are therefore effectively subordinated to all liabilities of the Company’s subsidiaries.

     The Notes bear interest at a rate of 9 3/8% per annum. Interest is payable semiannually on May 1 and November 1 of each year, beginning on November 1, 2005, to persons who are the registered holders of the Notes at the close of business on the immediately preceding April 15 and October 15, respectively.

     The Indenture limits the ability of the Company and its restricted subsidiaries, as applicable, to incur indebtedness, make restricted payments, create restrictions on dividend and certain other payments by restricted subsidiaries, issue and sell capital stock of restricted subsidiaries, permit the issuances of guarantees by restricted subsidiaries, enter into affiliate transactions, incur liens, enter into sale-leaseback transactions, and sell assets, in each case subject to certain qualifications set forth in the Indenture.

     In the event of a Change of Control (as defined in the Indenture), the Company must commence, within 30 days of the occurrence of the Change of Control, and consummate an offer to purchase all the Notes then outstanding at the purchase price set forth in the Indenture.

     In addition, under the Indenture, the Notes may be declared immediately due and payable by the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding if any of certain events of default occurs and is continuing under the Indenture. Subject to certain qualifications and applicable grace periods as set forth under the Indenture, these events of default include the following:

•	the Company fails to pay the principal or any premium on a Note on its due date;

•	the Company fails to pay interest on a Note within 30 days of its due date;

•	the Company defaults in the performance of or breach of the provisions of the Indenture applicable to mergers, consolidations, and transfers of substantially all assets or failure to make an offer to purchase the Notes in connection with related covenants;

•	the Company remains in breach of any other covenant or agreement of the Indenture for 60 days after its receipt of written notice of such failure;

•	the acceleration of, or failure to make final principal payment under, other indebtedness of the Company or its significant subsidiaries in the amount of $20 million or more;

•	any final judgment or order for payment in excess of $10 million is rendered against the Company or a significant subsidiary and remains unpaid; and

•	the concession title under which the Company operates rail lines ceases to grant the Company rights originally provided therein, or such rights become non-exclusive or the rail lines are repossessed.

In addition, subject to certain qualifications and applicable grace periods as set forth under the Indenture, any of the following events of default results in the Notes becoming immediately due and payable without any act on the part of the trustee or any holder:

•	a court orders bankruptcy, insolvency or similar relief, appoints a receiver or liquidator or requires winding-up or liquidation with respect to the Company or any significant subsidiary;

•	the Company or any significant subsidiary commences a voluntary bankruptcy proceeding, consents to the appointment of a receiver or liquidator or effects an assignment for the benefit of creditors; and

•	the concession title under which the Company operates rail lines is terminated.

     The Notes will mature on May 1, 2012. However, the Company, at its option, may redeem the Notes in whole at any time or in part from time to time, on and after May 1, 2009, upon not less than 30 nor more than 60 days’ notice, at the redemption prices set forth in the Indenture. Subject to certain conditions, up to 35% of the principal amount of the Notes are redeemable prior to May 1, 2008, at the redemption price set forth in the Indenture. In addition, the Notes are redeemable, in whole but not in part, at the Company’s option at 100% of their principal amount, together with accrued interest, in the event of certain changes in the Mexican withholding tax rate.

     This announcement is not an offer to sell the Notes. The Notes have not been registered under the Securities Act, and the foregoing may not be offered or sold in the United States absent registration or the availability of an applicable exemption from registration.

     The above description of the Indenture is qualified in its entirety by reference to the terms of that agreement attached hereto as Exhibit 4.2.

     The Placement Agents and their affiliates may have in the past provided, and may in the future from time to time provide, investment banking and commercial banking services, and general financing and banking services to the Company and its affiliates for which they would have received, or may in the future receive, customary fees. Certain of their affiliates have interests in the Company’s term loan facility and may receive interest, fees and other amounts thereunder.

Item 3.03 Material Modification to Rights of Security Holders.

     In connection with the Company’s cash tender offer and concurrent consent solicitation, the Company received the requisite consents to amend the indenture under which the 2009 Debentures were issued to eliminate substantially all of the restrictive covenants included therein and to reduce the minimum prior notice period with respect to a redemption date for outstanding debentures from 30 days to 3 days. As discussed in Item 1.01, the Company has entered into the Supplemental Indenture which contains provisions amending such indenture. The above description of the Supplemental Indenture is qualified in its entirety by reference to the terms of that agreement attached hereto as Exhibit 4.3.

Item 8.01. Other Events.

     On April 19, 2004, in connection with the placement of Notes described in Item 2.03 in this current report on Form 8-K, the Company issued a press release in compliance with Rule 135(c) under the Securities Act. A copy of the press release is attached hereto as Exhibit 99.1

     On April 21, 2005, the Company announced that on April 20, 2005 it accepted for purchase tenders equal to approximately $386.0 million principal amount of its 2009 Debentures. The 2009 Debentures accepted for payment were tendered on or prior to the consent deadline of 5:00 p.m. NYC time, April 14, 2005, pursuant to the previously announced consent solicitation and tender offer for the 2009 Debentures, and the Company made payments to holders of the 2009 Debentures of the total consideration plus accrued interest. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Exhibit
4.1	Registration Rights Agreement, dated April 19, 2005.

4.2	Indenture, dated April 19, 2005, between TFM, S.A. de C.V. and The Bank of Nova Scotia Trust Company of New York.

4.3	Supplemental Indenture, dated April 20, 2005, among TFM, S.A. de C.V., The Bank of New York, as Trustee and Deutsche Bank Luxembourg S.A., as Paying Agent.

99.1	Press Release, dated April 19, 2005, announcing the placement of US$460 million in aggregate principal amount of 9 3/8% Senior Notes due 2012.

99.2	Press Release, dated April 21, 2005, announcing the payment for early tenders from holders of 87.04% of TFM, S.A. de C.V.’s 11.75% Senior Discount Debentures due 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFM, S.A. de C.V. and Grupo Transportación Ferroviaria Mexicana, S.A. de C.V.

Date: April 25, 2005
	By:	/s/ Paul J. Weyandt
Name: Paul J. Weyandt Title: Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
4.1	Registration Rights Agreement, dated April 19, 2005.

4.2	Indenture, dated April 19, 2005, between TFM, S.A. de C.V. and The Bank of Nova Scotia Trust Company of New York.

4.3	Supplemental Indenture, dated April 20, 2005, among TFM, S.A. de C.V., The Bank of New York, as Trustee and Deutsche Bank Luxembourg S.A., as Paying Agent.

99.1	Press Release, dated April 19, 2005, announcing the placement of US$460 million in aggregate principal amount of 9 3/8% Senior Notes due 2012.

99.2	Press Release, dated April 21, 2005, announcing the payment for early tenders from holders of 87.04% of TFM, S.A. de C.V.’s 11.75% Senior Discount Debentures due 2009.